EXHIBIT 3.1

              Restated Certificate of Incorporation
                               of
                   PHP Healthcare Corporation

(Incorporated on January 2, 1986 under the name PHP Corporation)

     PHP Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     FIRST:    The name of the corporation is PHP Healthcare
Corporation (the "Corporation").

     SECOND:   The original Certificate of Incorporation of the
Corporation was filed with the Secretary of State of the State of Delaware on January 2, 1986.

     THIRD:    A Certificate of Amendment was filed with the
Secretary of State of the State of Delaware on February 7, 1986, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 27, 1986, a Certificate of Merger of PHP Corporation Into PHP Healthcare Corporation was filed with the Secretary of State of the State of Delaware on March 24, 1986, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 24, 1986, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 6, 1986, a Certificate of Stock Designation of Series A Junior Participating Preferred Stock of PHP Healthcare Corporation was filed with the Secretary of State of the State of Delaware on April 13, 1992, an Amended Certificate of Designation of Series A Junior Participating Preferred Stock of PHP Healthcare Corporation was filed with the Secretary of State of the State of Delaware on August 11, 1992, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on November 5, 1992, and a Certificate of Merger of Paragon Ambulatory Surgery, Inc. Into PHP Healthcare Corporation was filed with the Secretary of State of the State of Delaware on September 29, 1994.

     FOURTH:   Pursuant to Section 245 of the General Corporation
Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the original Certificate of Incorporation of the Corporation as heretofore amended or supplemented.

     FIFTH:    The text of the Certificate of Incorporation, as
heretofore amended or supplemented, is hereby restated to read in its entirety as follows:
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          1.   The name of the Corporation is PHP Healthcare
     Corporation (the "Corporation").

          2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
     Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          4. The aggregate number, class, par value, if any, of shares which the Corporation shall have authority to issue shall be 25,500,000 shares, consisting of (a) 25,000,000 shares of voting Common Stock with a par value of $0.01 per share, and (b) 500,000 shares of Preferred Stock with a par value of $0.01 per share which shall have (i) those voting rights required by law and (ii) voting rights equal to those of Common Stock except to the extent the voting rights of any series of Preferred Stock shall be denied or limited by the Board of Directors authorizing resolution as hereinafter provided.

          The preferences, qualifications, limitations, restrictions and special or relative rights including convertible rights, if any, of the Corporation's Common
     Stock are as follows: None.

          The preferences, qualifications, limitations, restrictions and special or relative rights including convertible rights, if any, of the Corporation's Preferred
     Stock are to be designated as follows:

               A. The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               B. The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                    (1)  Fix the distinctive serial designation
               of the shares of any such series;

                    (2)  Fix the rate or amount per annum at
               which holders of the shares or any series shall be entitled to receive dividends, if any;
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                    (3)  Fix the date from which dividends on
               shares issued before the date for payment of the first dividend shall be cumulative, if any;

                    (4)  Fix the redemptive price and the terms
               of redemption, if any;

                    (5) Fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Corporation, if any;

                    (6)  Fix the terms and amount of any sinking
               fund to be used for the purchase or redemption of shares, if any;

                    (7) Fix the terms and conditions under which the shares of any such series shall be made convertible into or exchangeable for other securities of the Corporation, if any;

                    (8)  Deny or limit the voting rights of such
               Preferred Stock not required by law; and

                    (9)  Fix such other preferences,
               qualifications, limitations, restrictions and special or relative rights applicable to any series as may be permitted by law.

          Pursuant to Section 105 of the General Corporation Law of the State of Delaware and this Restated Certificate of Incorporation, the Board of Directors duly adopted resolutions on July 24, 1992 to create the Series A Junior Participating Preferred Stock, par value $.01 per share.
     The designation, number of shares, the powers, relative rights, preferences, limitations and other special rights of the Series A Junior Participating Preferred Stock are set forth in Exhibit A to this Restated Certificate of Incorporation.

          5.   The corporation is to have perpetual existence.

          6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

          7. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at
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     such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

          8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          9. Except as otherwise provided in Section 102(b) of the General Corporation Law of the State of Delaware as amended from time to time, no director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

          10.  (a)       Classified Board.   The number of
     directors of the Corporation which shall constitute the entire Board of Directors shall be set forth in the By-laws of the Corporation, but such number shall in no case be less than five or greater than twelve. Upon the adoption of this
     Article 10, the directors shall be divided into three classes (I, II and III), as nearly equal in number as possible, and no class shall include less than three directors. The initial term of office for members of Class I shall expire at the annual meeting of stockholders in 1993; the initial term of office for members of Class II shall expire at the annual meeting of stockholders in 1994; and the initial term of office for members of Class III shall expire at the annual meeting of stockholders in 1995. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be so classified that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as may be possible.

               (b)  Vacancies.     Newly created directorships
     resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold
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     office for remainder of the full term of the class of
     directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified.

               Notwithstanding the foregoing provision of this
     Article 10, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the rights and preferences of such Preferred Stock as set forth in this Restated Certificate of Incorporation, and such directors so elected shall not be divided into classes pursuant to this Article 10 unless expressly provided by such rights and preferences.

               (c) Election. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

               (d)  Amendment.     Notwithstanding any other
     provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the Corporation's capital stock issued and outstanding and entitled to vote thereon is required to amend, alter or repeal any provisions of, or adopt any provisions inconsistent with, this Article 10.

          11. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only at such annual or special meeting of the stockholders. Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the Corporation's capital stock issued and outstanding and entitled to vote thereon is required to amend, alter or repeal any provision of, or adopt any provisions inconsistent with, this Article 11.

     SIXTH:    This Restated Certificate of Incorporation was
duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, PHP Healthcare Corporation has caused its corporate seal to be hereunto affixed and this Restated
Certificate of Incorporation to be signed by Charles H. Robbins, its Chief Executive Officer, this __ day of November, 1996.


                                   PHP Healthcare Corporation



                                   By:
                                      Charles H. Robbins
                                      Chief Executive Officer